UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Ardmore Shipping Corporation

(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands	66-0804797
(State of Incorporation or Organization)	(IRS Employer Identification No.)

City Gate Building 1000 Mahon, Cork Ireland +(353) 21 240-9500
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: File No. 333-189714

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrants Securities to be Registered.

The class of securities to be registered hereunder is Common Stock, $0.01 par value per share, of Ardmore Shipping Corporation (the “Registrant”). The description of capital stock set forth under the caption “Description of Our Capital Stock” in the Prospectus included in Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (No. 333-189714) as filed publicly with the Securities and Exchange Commission on July 22, 2013, is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

No.	Exhibit

3.1	Amended and Restated Articles of Incorporation of the Company*

3.2	Amended and Restated Bylaws of the Company*

4.1	Form of Stock Certificate**

*	Incorporated by reference to Exhibit of the same number in Amendment No. 1 to the Registrant’s Registration Statement on Form F-1, filed with the U.S. Securities and Exchange Commission on July 22, 2013.
**	Incorporated by reference to Exhibit of the same number to the Registrant’s Registration Statement on Form F-1, filed with the U.S. Securities and Exchange Commission on June 28, 2013.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 29, 2013	ARDMORE SHIPPING CORPORATION

	By:	/s/ Paul Tivnan
	Name:	Paul Tivnan
	Title:	Chief Financial Officer, Secretary and Treasurer